PATENT ASSIGNMENT AGREEMENT

THIS PATENT PURCHASE AND ASSIGNMENT AGREEMENT (the “Agreement”) is dated as of September 12th, 2018, by and between ACB Holding AB, Reg. No. 559119-5762 a Sweden company, with an address at Kraftriket 11B, 114 19 Stockholm, Sweden (“Assignor”) and Marizyme, Inc., a Nevada corporation formerly known as GBS Enterprises Incorporated, with an address at 2295 Towne Lake Parkway Suite 116-290 Woodstock, GA 30189 (the “Assignee”).

W I T N E S S E T H :

WHEREAS, the Assignor and the Assignee are parties to that certain Asset Purchase Agreement dated as of September 12th, 2018 (the “Purchase Agreement”);

WHEREAS, Assignor is the owner of all right, title and interest in and to certain patentable inventions, patent applications and patents set forth in Schedule 1; (collectively, the “Patents”), which, pursuant to the Purchase Agreement, Assignor desires to assign to Assignee; and

WHEREAS, Assignee desires to acquire the entire right, title and interest in and to such Patents.

NOW, THEREFORE, in consideration for the mutual promises contained in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment of Patents. Assignor hereby assigns, grants, transfers, conveys and relinquishes and further remise, release and forever quit claim exclusively to Assignee, its successors, assigns and legal representatives, all of Assignor’s right, title and interest in and to the Patents, and the improvements and inventions disclosed in said Patents throughout the world, including all claims and causes of action for damages for past infringement, and all divisions, reexaminations, reissues, substitutions, continuations, continuations in part and extensions thereof, including the right to file applications and obtain patents, utility models, industrial models and designs for said inventions and improvements in Assignee’s own name throughout the world including all rights of priority, all rights to publish cautionary notices reserving ownership of said inventions and all rights to register said inventions in appropriate registries.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date set forth above.

ASSIGNOR:

/s/ Marcus Nicolaides

By: ACB Holding AB

Name: Marcos Nicolaides

Title: Director

SCHEDULE 1

Patent Number	Application Date	Subject-matter
7,947,270	12/31/2003	Removing Dental Plaque with Krill Enzymes
Patent Applications	Application Date	Subject-matter
62/691,319	06/28/2018	Removing Dental Plaque with Krill Enzymes